Exhibit 10.27

Global Partners LP

2018 Long-Term Cash Incentive Plan
Award Agreement (including Restrictive Covenants)

Grantee:  [GRANTEE] (the “Grantee” or “you”)

Grant Date:  [DATE] (the “Grant Date”)

1.Grant of Cash Incentive Award.  Global GP LLC (together with any successor or assign, the “Company”), acting in its capacity as the general partner of Global Partners LP (the “Partnership”), hereby grants to you a cash incentive award under the Global Partners LP 2018 Long-Term Cash Incentive Plan (the “Plan”) of [_______________] and 00/100 ($___________________) (the “Award”), such grant to be on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this award agreement dated as of the Grant Date set forth above (“Agreement”).
2.Vesting/Forfeitures.  Except as otherwise provided in this Agreement or the Plan, the Award will vest in accordance with the vesting schedule set forth in the following table, so long as you continue to provide services to the Company or its Affiliates (as defined herein) continuously from the Grant Date through each vesting date set forth below (each, a “Vesting Date”):

Vesting Date	Vested Percentage

Except as otherwise provided in this Agreement or the Plan, on the date you cease providing services to the Company or its Affiliates, any unvested portion of the Award shall automatically terminate and cease to be outstanding but the remainder of the Agreement, including, without limitation, the Restrictive Covenants, shall continue in full force and effect.

3.Events Occurring Prior to Vesting.  Notwithstanding Paragraph 2 to the contrary,
(a)Death or Disability.  If you cease providing services to the Company or its Affiliates as a result of your death or a “disability,” as defined in Section 409A(a)(2)(C) of the Code, the Compensation Committee, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) become immediately vested, (ii) be forfeited, or (iii) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to the Company and its Affiliates through the last Vesting Date.
(b)Resignation and Other Terminations of Service.  If you voluntarily resign from providing services to the Company or its Affiliates or if your services are terminated by the Company or its Affiliates, the Compensation Committee, in its sole discretion, shall determine whether the Award or any unvested portion thereof shall (i) become immediately vested, (ii) be forfeited, or (iii) remain outstanding and continue to vest on each remaining Vesting Date in accordance with the vesting schedule set forth in Paragraph 2 as if you continued to provide services to the Company and its Affiliates through the last Vesting Date.
(c)Change of Control.  Any unvested portion of the Award held by you automatically shall become fully vested upon the occurrence of a Change of Control.
4.Payments.  As soon as administratively practicable after a Vesting Date, or, if vesting occurs upon a Change of Control as provided in Section 5(e) of the Plan, as soon as administratively practicable on or following such Change of Control, but in all events not later than 2½ months following the vesting of the Award, you shall be paid the portion of the Award that vested on such date.
5.Limitations Upon Transfer.  All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.
6.Taxes and Withholding.  The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to you, the amount of any applicable taxes payable in respect of an Award, any compensation or other amount owing to you, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
7.Restrictive Covenants.  As a condition of your receipt of this Award, you agree to abide by the restrictive covenants set forth on Exhibit A attached hereto, which are incorporated herein by reference (the “Restrictive Covenants”).  You acknowledge and agree that the Restrictive Covenants are reasonable in all respects and no greater than necessary to protect the Company’s and its Affiliates’ legitimate business interests, including the protection of their confidential information, trade secrets and goodwill.
(a)Consideration.The Restrictive Covenants are supported by consideration to Grantee from the Company as specified in this Agreement, including, but not limited to, the consideration provided in Section 1. Grantee agrees that the Restrictive Covenants contained herein are in exchange for the consideration specified herein, as a material incentive for the Company to enter into this Agreement, to help enforce Grantee’s agreement not to use or disclose Confidential Information as set forth in Section 1 of Exhibit A, to help enforce Grantee’s agreement to comply with the non-solicitation/non-hiring  provisions as set forth in Section 2 of Exhibit A, and to protect the Company’s and its Affiliate’s goodwill which Grantee will help develop during Grantee’s period of service to the Company and its Affiliates. Grantee acknowledges and agrees that, in entering into this Agreement, Grantee is receiving new consideration to which Grantee was not otherwise entitled but for Grantee’s entry into this Agreement. Grantee’s obligations under this Agreement with respect to the Restrictive Covenants shall survive the termination for whatever reason of Grantee’s employment with the Company or its Affiliates.
(b)Grantee’s Representations. Grantee represents and warrants to the Company:
(i)that (A) Grantee does not have any agreement with any prior employer or other third party that will prohibit Grantee from working for the Company or fulfilling all of the Grantee’s duties and obligations to the Company, and (B) Grantee has complied (and will in the future

Exhibit A

comply) with all non-competition, non-solicitation, confidentiality and other duties imposed on Grantee with respect to Grantee’s former employers and other third parties;
(ii)That Grantee is a sophisticated individual, has had sufficient time  to carefully consider the terms of this Agreement including any future restraints that entering into this Agreement may cause, has had sufficient opportunity to consult an attorney, and enters into this Agreement knowingly and voluntarily with full understanding of this Agreement’s terms; and
(iii)THAT GRANTEE HAS READ THIS AGREEMENT CAREFULLY, AND GRANTEE UNDERSTANDS AND ACCEPTS THE OBLIGATIONS THAT IT IMPOSES UPON GRANTEE WITHOUT RESERVATION.  GRANTEE SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY.

(c)Third Party Beneficiaries. Each Affiliate of the Company, including without limitation the Partnership, shall be a third party beneficiary of Grantee’s obligations under this Agreement and shall have the right to enforce this Agreement, including without limitation, the Restrictive Covenants, as if a party hereto.  As used herein, the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  “Person” means any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

8.Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you. Grantee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Grantee. The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of a consent by Grantee.  If the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer.
9.Entire Agreement.  The Plan and this Agreement (including the Restrictive Covenants contained herein) constitute the entire agreement of the parties with regard to the Award granted hereby, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby. This Agreement is in addition to and does not supersede or replace any existing obligation you may have to the Company, the Partnership or any of their Affiliates relating to confidentiality, non-disclosure, or non-solicitation (whether such obligation arises by contract, statute or common law), except as otherwise expressly set forth in Section 7.
10.Modifications.  Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.
11.Counsel.  Grantee has the right to consult with counsel prior to signing this Agreement and agreeing to the Restrictive Covenants set forth herein, and Grantee expressly acknowledges and agrees that Grantee has had sufficient opportunity to do so prior to Grantee’s entry into this Agreement. Notwithstanding anything herein to the contrary, Grantee acknowledges and agrees that the grant of the Award hereunder is expressly conditioned upon Grantee executing this Agreement and returning it to the Company such that the Company receives it within fifteen (15) business days of Grantee’s initial receipt of this Agreement.

Exhibit A

12.At-Will Employment.  Nothing in this Agreement will alter the at-will nature of Grantee’s employment or entitle Grantee to continued employment with the Company or any of its Affiliates for any period of time, as either Grantee or the Company may terminate Grantee’s employment at any time.
13.Conflicts and Governing Law.  In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
14.Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement. The provision of photographic or facsimile copies, or electronic signature, confirmation or acknowledgement of or by a party, shall constitute an effective original signature of a party for all purposes under this Agreement, and may be used with the same effect as manually signed originals of this Agreement for any purpose.
15.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the Award granted pursuant to this Agreement is intended to qualify for an exemption under Section 409A and shall be limited, construed and interpreted in accordance with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A.

[Signature Page Follows]

Exhibit A

IN WITNESS WHEREOF, the Company and the Grantee each have caused this Agreement to be executed and effective as of the Grant Date.

GLOBAL GP LLC

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

GRANTEE

_____________________________________

Name:

Title:

[Signature Page to Long-Term Cash Incentive Award Agreement (with Restrictive Covenants – [DATE]]

EXHIBIT A

Restrictive Covenants

1.Receipt of and Access to Confidential Information; Non-Disclosure.
(a)In connection with Grantee’s service to the Company and its Affiliates, the Company and/or its Affiliates have provided and will continue to provide Grantee access to, and/or allow Grantee the opportunity to develop, confidential information of or relating to the Company and its Affiliates, including certain information pertaining to the Company and its Affiliates’ past, current, and future: business plans, corporate opportunities, operations, acquisition, merger or sale opportunities and strategies; production, product development, product names and marks; marketing, costs, pricing, financial performance, business plans, and strategic plans; financial statements and all information relating to financial activities, assets, and liabilities; operation or production procedures or results; trade secrets; partners, partnership or other business arrangements or agreements with third parties; customers including their identities, contact persons, sales volumes, credit history, preferences, requirements, history, and contracts; and technical information, including equipment, drawings, blueprints, services and processes, along with any other information relating to the Company and its Affiliates’ business that is treated by the Company or the Partnership as confidential (all of the foregoing collectively, “Confidential Information”). Notwithstanding the foregoing, Confidential Information shall not include information that (i) is already properly in the public domain or enters the public domain, other than as a result of any direct or indirect disclosure by Grantee or Persons acting on Grantee’s behalf, or (ii) is intentionally made available by the Company or its Affiliates to third parties without any expectation of confidentiality. Grantee acknowledges and agrees that even if Grantee creates or adds to any Confidential Information, Grantee is being compensated to do so under Grantee’s service with the Company and its Affiliates and any such information is and will remain the property of the Company and its Affiliates, including the Partnership.
(b)Grantee acknowledges that the business of the Company and its Affiliates is highly competitive and that the Confidential Information is valuable, special, and unique assets of the Company and its Affiliates, including the Partnership, which they use in their business to obtain a competitive advantage over their competitors which do not know or use this information. Grantee further acknowledges that protection of the Confidential Information against unauthorized disclosure and use is of critical importance to the Company and its Affiliates in maintaining their competitive position. Accordingly, Grantee hereby agrees that Grantee will not, at any time during or after Grantee’s service to the Company or any of its Affiliates, make any unauthorized disclosure of any Confidential Information or make any use thereof, except for the benefit of, and on behalf of, the Company and its Affiliates, and only to the extent necessary to carry out Grantee’s duties on behalf of the Company or any of its Affiliates.
(c)Grantee acknowledges that, as a result of Grantee’s service with the Company and its Affiliates, Grantee has had and will continue to have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, clients, vendors, suppliers, partners, joint venturers, and the like, of the Company and its Affiliates. Grantee agrees to preserve and protect the confidentiality of such third-party confidential information and trade secrets to the same extent, and on the same basis, as the Confidential Information.
(d)Notwithstanding the foregoing, nothing herein (or in any other agreement between Grantee and the Company or any of its Affiliates) shall prevent Grantee from lawfully, and without obtaining prior authorization from the Company or any of its Affiliates: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible

Exhibit A

violation of any law; (ii) responding to any inquiry or legal process directed to an employee individually from any Governmental Authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any Governmental Authorities relating to a possible violation of law, including providing documents or other confidential information to Governmental Authorities; (iv) otherwise making any disclosure that is protected under the whistleblower provisions of applicable law; or (v) receiving an award for information provided to the SEC or any other Governmental Authority. This Agreement shall not be construed or applied to require Grantee to obtain prior authorization from the Company or any of its Affiliates before engaging in any of the foregoing conduct referenced in this Section 1(d), or to notify the Company or any of its Affiliates of having engaged in any such conduct.  Further, Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (x) made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; (y) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Further, in the event Grantee files a lawsuit for retaliation by the Company or any of its Affiliates for Grantee’s reporting of a suspected violation of law, Grantee may (i) disclose a trade secret to Grantee’s attorney and (ii) use the trade secret information in the court proceeding related to such lawsuit, in each case, if Grantee (x) files any document containing such trade secret under seal; and (y) does not otherwise disclose such trade secret, except pursuant to court order.

(e)Upon the termination of Grantee’s employment by the Company (and, as applicable, any of its Affiliates), Grantee promises to (i) promptly return to the Company all property belonging to the Company or any of its Affiliates (including all phones, computers, tablets, electronic storage devices other electronic devices, except as otherwise approved by the Company), (ii) promptly return to the Company all documents and materials (including all hard-copy files and electronically stored information) in Grantee’s possession, custody or control that constitutes, contains or reflects Confidential Information and (iii) delete and destroy any electronically stored information in Grantee’s possession, custody or control that constitutes, contains or reflects Confidential Information located on any phone, computer, tablet or electronic storage device in Grantee’s possession which is not the property of the Company or any of its Affiliates.
2.Non-Solicitation/Non-Hire of Employees.
(a)During the Restrictive Covenant Period (as defined below), Grantee shall not, without written consent of the Company, on Grantee’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, directly or indirectly, (i) solicit or hire, or seek to solicit or hire any employee of the Company or any of its Affiliates to leave the employment of the Company or its Affiliates.
(b)During the Restrictive Covenant Period, Grantee shall not, on Grantee’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, directly or indirectly: (i) solicit any customer, client or vendor of the Company or its Affiliates to terminate,  abandon, reduce, or adversely change its business relationship with the Company or its Affiliates, or (ii) other than for the benefit of the Company or any of its Affiliates, transact business with respect to the Restricted Business (as defined below) with any customer, client or vendor of the Company or its Affiliates. During the post-employment period of the Restrictive Covenant Period, this Section 2(b) shall only restrict Grantee’s activities with respect to (x) customers, clients and vendors of the Company and its Affiliates with whom or which Grantee had direct or indirect contact or business dealings (including through the supervision of other employees) in the twenty-four (24) months preceding the termination of Grantee’s employment with the Company or any of its Affiliates for any reason, or (y) customers, clients and vendors of the Company or its Affiliates about

Exhibit A

whom Grantee learned Confidential Information in the twenty-four (24) months preceding the termination of Grantee’s employment with the Company or any of its Affiliates for any reason.
(c)As used in subsection 2(b): (i) “Restricted Business” means the products and services provided or proposed to be provided by the Company or its Affiliates during Grantee’s employment and which Grantee (x) was directly or indirectly involved (including through the supervision of other employees); or (y) about which Grantee received or possessed Confidential Information, and (ii), “Restrictive Covenant Period” means the period of time during Grantee’s employment with the Company or any of its Affiliates and continuing for one (1) year after the date Grantee is no longer employed by the Company or any of its Affiliates, regardless of the reason for the termination of Grantee’s employment and regardless of whether Grantee’s employment was terminated by Grantee or the Company or any of its Affiliates.
3.Reasonableness of Restrictions; Breach and Reformation.
(a)Grantee understands and agrees that the Restrictive Covenants and related obligations upon Grantee contained in this Agreement are material to the Company and its Affiliates, and that this Agreement (including the Award granted hereunder) would not be entered into without these promises and commitments from Grantee. Grantee acknowledges that the Restrictive Covenants and related obligations shall survive the termination of Grantee’s employment with the Company or any of its Affiliates. Grantee acknowledges that Grantee has received sufficient consideration from the Company and its Affiliates under this Agreement to justify the Restrictive Covenants. Grantee further acknowledges that the Restrictive Covenants and related obligations do not prevent Grantee from earning a living with the skills and experience Grantee currently possesses. Grantee acknowledges that money damages would not be a sufficient remedy for any breach of the Restrictive Covenants or other obligations under this Agreement by Grantee, and, as such, the Company and its Affiliates shall be entitled to enforce their rights under this Agreement by seeking injunctive relief in addition to all remedies available at law or in equity. Grantee agrees that in the event of a breach, or a threatened breach, by Grantee of any of the provisions of  Section 1 or 2 of this Exhibit A, the Company and its Affiliates shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by Grantee or others acting on Grantee’s behalf, without any showing of irreparable harm and without any showing that the Company or its Affiliates do not have an adequate remedy at law, and that the Company and its Affiliates shall be entitled to seek all of its costs and expenses incurred in obtaining such relief including reasonable attorneys’ and client legal costs and disbursements.

It is expressly understood and agreed that the Company and Grantee consider the restrictions and obligations upon Grantee contained in this Exhibit A to constitute reasonable restraints as to time and activities involved, and to be necessary for the purposes of preserving and protecting the goodwill, Confidential Information, employee, customer, client and vendor relationships, and other legitimate business interests of the Company and its Affiliates. Nevertheless, if any covenant contained in this Exhibit A is found by a court of competent jurisdiction to contain limitations as to time or scope of activity that are not reasonable and impose a greater restraint than is necessary to protect the legitimate business interests of the Company and its Affiliates, then the court shall reform the covenant to the extent necessary to cause the limitations contained in the covenant as to time and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the legitimate business interests of the Company and its Affiliates. Grantee hereby expressly waives, and agrees not to assert, any challenge to any Restrictive Covenant in this Agreement premised upon insufficiency of consideration, over breadth or

Exhibit A

unreasonableness, or that any provisions of this Agreement are otherwise void, voidable, or unenforceable or should be voided or held unenforceable.

Exhibit A